UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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BlueLinx Holdings Inc.
(Name of Registrant as Specified In Its Charter)

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BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2018

This proxy statement supplement (this “Supplement”), dated May 4, 2018, supplements the definitive proxy statement (the “Proxy Statement”) filed by BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2018, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our 2018 Annual Meeting of Stockholders to be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Thursday, May 17, 2018, at 9:00 a.m. Eastern Time (the “Annual Meeting”). The purpose of this Supplement is to provide clarifying information with respect to Proposal 3 contained in the Proxy Statement as it relates to the recent repeal of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Explanatory Note
This Supplement is being filed with the SEC and is being made available to our stockholders on or about May 4, 2018. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record at the close of business on April 4, 2018, are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.
Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.
We do not believe that the changes described in this Supplement are material to a stockholder’s consideration of Proposal 3, and nothing in this Supplement should be deemed an admission of the legal necessity or materiality under applicable laws of the information set forth herein.
Supplement to Proposal 3
Proposal 3 relates to approval of an amendment to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (as proposed to be amended, the “Amended Plan”). Our description of the Amended Plan in the Proxy Statement makes reference to specified limitations for awards that we may make under the Amended Plan. Specifically, Proposal 3 of the Proxy Statement provides:
“Maximum Awards for Employees. Generally, the Amended Plan limits the annual awards to any individual employee or director as follows:
a) 100,000 options;
b) 150,000 SARs;
c) 100,000 shares of restricted stock or restricted stock units;
d) 100,000 performance shares or performance units; and
e) $7,500,000 or 50,000 shares of cash-based or other stock-based awards.”
The Amended Plan itself, which is attached to the Proxy Statement as Appendix A, provides that, unless and until the Compensation Committee of the Board (the “Compensation Committee”) determines that such an award shall not be designed to qualify as performance-based compensation, the annual award limits described above shall apply to grants of such awards under the Amended Plan. The Amended Plan further defined performance-based compensation under an award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. As a result of the Tax Cuts and Jobs Act, effective January 1, 2018, the exception under Section 162(m) for certain performance-based compensation has been eliminated for taxable years beginning after December 31, 2017 (other than with respect to certain compensation payable under a written binding contract that was in effect on November 2, 2017). As a result, Section 162(m) of the Code no longer operates as a limit to the Amended Plan. For that reason, we would like to clarify that the annual award limits described in Proposal 3 of the Proxy Statement and noted above no longer apply to the Amended Plan, because this limitation was contingent on the applicability of the performance based compensation exception to Section 162(m) of the Code. Thus, we may make awards in the future under the Amended Plan that would not be restricted by these annual award limits.
Voting
If you complete and properly sign the proxy card accompanying the Proxy Statement and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.
Our stockholders should note the following:
•We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.
•Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.
•If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
•We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.
Each stockholder’s vote regarding the proposals is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement and this Supplement are available on the investor relations page of our website at www.BlueLinxCo.com and written copies are available to stockholders upon written request to BlueLinx Holdings Inc., attn: Investor Relations, 4300 Wildwood Parkway, Atlanta, Georgia 30339.